Exhibit 10.108
INDEMNIFICATION AGREEMENT
          This INDEMNIFICATION AGREEMENT is made as of                     , 2008, by and between ERIE INDEMNITY COMPANY, a Pennsylvania business corporation (the “Company”), and                                          (the “Indemnified Person”).
INTRODUCTION
          It is essential to the Company to attract and retain as directors and officers the most capable persons available.
          The Company wishes the Indemnified Person to continue to serve as [a director/an officer] of the Company and the Indemnified Person is willing to continue in such position with the indemnification and other rights provided hereby.
          In recent years, litigation seeking to impose liability on directors and officers of publicly-held corporations has become more frequent. Such litigation is extremely expensive to defend. The possibility of liability for extremely large sums is a deterrent to persons accepting positions of responsibility with a public corporation.
          The Indemnified Person is deeply concerned regarding this situation, as well as the adequacy of the indemnification available under the Company’s bylaws. It is therefore of critical importance to the Indemnified Person that adequate provisions be made for advancing costs and expenses of legal defense.
          In recognition of the foregoing, the Company wishes to provide in this Agreement for the indemnification of, and the advancement of expenses to, the Indemnified Person to the fullest extent (whether partial or complete) permitted by Pennsylvania law and as set forth in this Agreement, and, to the extent insurance is maintained, for the continued coverage of the Indemnified Person under the Company’s directors’ and officers’ liability insurance policies.
          NOW, THEREFORE, in consideration of the premises and of the Indemnified Person continuing to serve the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE ONE
INTERPRETIVE RULES; DEFINITIONS
     Section 1.1. General Interpretive Rules.
          For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) references herein to “Sections” without reference to a document are to designated Sections of this Agreement; (iii) “including” means “including but not limited to;” and (iv) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision.
     Section 1.2. Definitions.
          Agreement means this Indemnification Agreement as executed by the parties hereto as of the date first written above or, if amended, as amended.

          Board means the Board of Directors of the Company.
          Derivative Proceeding means a Proceeding brought by or in the right of the Company or one of its subsidiaries to procure a judgment in its favor.
          Entity means a corporation, business, general or limited partnership, limited liability partnership, limited liability company, reciprocal insurance exchange, joint venture, trust, employee benefit plan or trust, or other enterprise.
          Fine means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.
          Litigation Costs means reasonable costs, charges and expenses, including attorneys’ fees, reasonably incurred in the investigation, defense or prosecution of or other involvement in any Proceeding and any appeal therefrom, and the reasonable costs of appeal, attachment and similar bonds.
          Losses means the total amount which the Indemnified Person becomes legally obligated to pay in connection with any Proceeding, including judgments, Fines, amounts paid in settlement and Litigation Costs.
          Proceeding means any threatened, pending or completed action, suit, proceeding or investigation, whether of a civil, criminal, administrative or investigative (whether external or internal to the Company) nature, and whether formal or informal, in which the Indemnified Person is or was a director, officer or employee of the Company, or is or was serving at the request of the Company as a director, officer, partner, member, employee, agent or trustee of another Entity.
ARTICLE TWO
INDEMNIFICATION
     Section 2.1. Proceedings by Third Parties.
          The Company shall indemnify the Indemnified Person if he or she was or is a party or is threatened to be made a party to a Proceeding (other than a Derivative Proceeding) against Losses incurred in connection with such Proceeding to the fullest extent permitted by Pennsylvania law.
     Section 2.2. Derivative Proceedings.
          (a) Except as provided in Section 2.2(b), the Company shall indemnify the Indemnified Person if he or she was or is a party to, or is threatened to be made a party to, or otherwise involved in, a Derivative Proceeding against amounts paid in settlement and Litigation Costs incurred in connection with the defense or settlement of such Derivative Proceeding to the fullest extent permitted by Pennsylvania law.
          (b) No indemnification under Section 2.2(a) shall be made in respect of any claim, issue or matter in a Derivative Proceeding as to which the Indemnified Person shall have been adjudged to be liable to the Company unless and only to the extent that a court of competent jurisdiction or the court in which such Proceeding was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, the Indemnified Person is fairly and reasonably entitled to indemnity for the expenses that a court of competent jurisdiction or other court deems proper.
     Section 2.3. No Presumptions Based on Manner Proceeding is Terminated.
          The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Indemnified Person is not entitled to indemnification or the advancement of Litigation Costs to the fullest extent permitted by Pennsylvania law.
Section 2.4. Indemnification for Expenses of Successful Party.

          Notwithstanding any other provision hereof, to the extent that the Indemnified Person has been successful on the merits or otherwise in defense of any Proceeding or in defense of any claim, issue or matter therein, he or she shall be indemnified against Litigation Costs actually and reasonably incurred by the Indemnified Person in connection therewith.
     Section 2.5. Advances of Litigation Costs.
          At the request of the Indemnified Person, Litigation Costs incurred by the Indemnified Person in any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding to the fullest extent permitted by Pennsylvania law with the undertaking of the Indemnified Person, which undertaking is hereby given, to repay the amount if it is ultimately determined that he or she is not entitled to be indemnified by the Company as authorized by Pennsylvania law.

Section 2.6.	Determination of Right to Indemnification or Advancing of Expenses Upon Application; Procedure Upon Application.
          (a) Indemnification under Sections 2.1 and 2.2 shall be made promptly, and in any event within 90 days of the Indemnified Person’s written request therefore, unless a determination is made reasonably and within such 90-day period by the Company, in the manner provided in Section 2.6(b), that the Indemnified Person is not entitled to indemnification under Pennsylvania law.
          (b) The determination to be made by the Company under Section 2.6(a) shall be based on the facts known at the time and shall be made (i) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the Proceeding (“disinterested directors”); (ii) if such a quorum is not obtainable, by independent legal counsel in a written opinion; or (iii) if such a quorum is obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or (iv) by the shareholders of the Company.
          (c) The right to indemnification hereunder shall be enforceable by the Indemnified Person in any court of competent jurisdiction if the Indemnified Person’s claim therefore is denied, in whole or in part, in the manner provided herein, or if no disposition of such claim is made within the aforesaid 90-day period.
          (d) It shall be a defense to an action under Section 2.6(c) that the Indemnified Person has not met the standards of conduct under Pennsylvania law which make it permissible hereunder for the Company to indemnify the Indemnified Person for the amount claimed, but the burden of proving such defense shall be on the Company. Neither the failure of the Company (including the Board, independent legal counsel, or its shareholders, as the case may be) to have made a determination prior to the commencement of such action that indemnification of the Indemnified Person is proper in the circumstances because the Indemnified Person has met the applicable standards of conduct under Pennsylvania law, nor an actual determination by the Company (including the Board, independent legal counsel, or its shareholders, as the case may be) that the Indemnified Person had not met such applicable standards of conduct, shall be a defense to the Indemnified Person’s action or create a presumption that the Indemnified Person had not met the applicable standards of conduct.
          (e) The Indemnified Person’s Litigation Costs incurred in connection with successfully establishing his or her right to indemnification or advances, in whole or in part, shall also be indemnified by the Company.
          (f) With respect to any Proceeding (other than a Derivative Proceeding) for which indemnification is requested, the Company will be entitled to participate therein at its own expense and, except as otherwise provided below, the Company may assume the defense thereof, with counsel satisfactory to the Indemnified Person. After notice from the Company to the Indemnified Person of its election to assume the defense of a Proceeding, the Company will not be liable to the Indemnified Person under this Agreement for any Litigation Costs subsequently incurred by the Indemnified Person in connection with the defense thereof, other than as provided below. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on the Indemnified Person without his or her written consent. The Indemnified Person shall have the right to employ counsel in any Proceeding but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense of the Proceeding shall be at the expense of the Indemnified Person, unless (i) the employment of counsel by the Indemnified Person has been authorized by the Company; (ii) the Indemnified Person shall have reasonably concluded that there may be a conflict of interest between the Company and the Indemnified Person in the conduct of the defense of a Proceeding; or (iii) the Company shall not in fact have employed counsel to assume the defense of a Proceeding, in each of which cases the fees and expenses of the Indemnified Person’s counsel shall be advanced by the Company.
     Section 2.7. Exclusions.
          (a) The Company shall not be liable to make any payment hereunder (whether in the nature of indemnification or contribution) to the extent payment is actually made to the Indemnified Person under a valid, enforceable and collectible insurance policy (the “Insurance Policy”). If the Indemnified Person is required to pay any amount that the Company is obligated to pay hereunder except for the exclusion in this subsection, before payment is reasonably expected to be made under the Insurance Policy, the Company shall promptly advance the amount the Indemnified Person is required to pay for which the Company is liable hereunder. Any advance by the Company shall be made with the undertaking of the Indemnified Person, which hereby is given, that the Indemnified Person shall immediately pay over to the Company, from the funds the Indemnified Person later receives under the Insurance Policy, an amount equal to the amount which the Company advanced pursuant to this subsection.
          (b) The Company shall not be liable hereunder for amounts paid in settlement of a Proceeding effected without its written consent, which consent may not be unreasonably withheld. Without intending to limit the circumstances in which it would be unreasonable for the Company to withhold its consent to a settlement, the parties agree that it would be unreasonable for the Company to withhold its consent (i) to a settlement in an amount that did not exceed, in the judgment of the Board, the estimated amount of Litigation Costs of the Indemnified Person to litigate the Proceeding to conclusion or (ii) with respect to a Proceeding other than a Derivative Proceeding, to any settlement proposed by the Indemnified Person unless a determination is made reasonably and within 90 days of being proposed by the Company, in the manner provided in Section 2.6(b), that the Indemnified Person is not entitled to indemnification under Pennsylvania law.
          (c) The Company shall not be liable hereunder for any Fine imposed by law which the Company is prohibited by applicable law from paying as indemnity or otherwise.
          (d) Indemnification pursuant to this Agreement shall not be made by the Company in any case where the Indemnified Person’s act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.
     Section 2.8. Contribution.
          In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnified Person in whole or part, the parties agree that, in such event, the Company shall contribute to the payment of the Indemnified Person’s Losses in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors and officers of the Company pursuant to indemnification agreements to which they are parties with the Company or otherwise. The Company and the Indemnified Person agree that, in the absence of personal enrichment of the Indemnified Person, or acts of intentional fraud or dishonesty or criminal conduct on the part of the Indemnified Person, it would not be just and equitable for the Indemnified Person to contribute to the payment of Losses arising out of a Proceeding (including a Derivative Proceeding) in an amount greater than: (i) in a case where the Indemnified Person is a director of the Company or any of its subsidiaries but not an officer of either, the amount of all annual Board and committee retainers and meeting fees paid to the Indemnified Person for serving as a director during the 12 months preceding the commencement of such Proceeding; or (ii) in a case where the Indemnified Person is a director of the Company or any of its subsidiaries and is an officer of either, the amount set forth in clause (i) plus 5% of the annual base salary paid to the Indemnified Person for serving as such officer(s) during the 12 months preceding the commencement of such Proceeding; or (iii) in a case where the Indemnified Person is only an officer of the Company or any of its subsidiaries, 5% of the annual base salary paid to the Indemnified Person for serving as such officer(s) during the 12 months preceding the commencement of such Proceeding. The Company shall contribute to the payment of Losses covered hereby to the extent not payable by the Indemnified Person pursuant to the contribution provisions set forth in the preceding sentence.
     Section 2.9. Notice to the Company; Cooperation.
          (a) The Indemnified Person shall give the Company notice, as soon as practicable, of any claim made against the Indemnified Person for which indemnification will be or could be sought hereunder.
          (b) The Indemnified Person shall give the Company such cooperation and information as it may reasonably require in connection with any claim by the Indemnified Person hereunder.
     Section 2.10. Other Rights and Remedies.
          The rights provided hereby shall not be deemed exclusive of any other right to which the Indemnified Person may be entitled under any statute, applicable charter or bylaw provision, agreement, vote of shareholders or of disinterested directors or otherwise, both as to action in the Indemnified Person’s official capacity and as to action in another capacity while holding such office, and shall continue after the Indemnified Person ceases to serve the Company in the position identified in the Introduction hereof.
     Section 2.11. Serving at the Company’s Request.
          References in Article Two to “serving at the request of the Company” include service with respect to any employee benefit plan or trust, its participants or beneficiaries.
     Section 2.12. Proceedings Initiated by the Indemnified Person.
          No payment pursuant to this Agreement shall be made by the Company to indemnify or advance funds to the Indemnified Person for Litigation Costs with respect to Proceedings initiated, brought, participated in or joined in voluntarily by the Indemnified Person and not by way of affirmative defense or counterclaim, except with respect to Proceedings brought to establish or enforce a right to indemnification or advancement of Litigation Costs under this Agreement or as otherwise required by Pennsylvania law, but such indemnification or advancement of Litigation Costs may be provided by the Company in specific cases if, by majority vote, the Board of Directors finds it to be appropriate.
ARTICLE THREE
MISCELLANEOUS
     Section 3.1. Binding Effect.
          This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnified Person.
     Section 3.2. Savings Clause.
          If all or any portion of any section hereof is held invalid or unenforceable on any ground by any court of competent jurisdiction, the Company nevertheless shall indemnify the Indemnified Person for his or her Losses to the full extent permitted by any applicable portion hereof that has not been held invalid or unenforceable or by any other applicable law.
     Section 3.3. Governing Law.
          The validity, construction, enforcement and interpretation of this Agreement shall be governed by the internal law (and not the law of conflicts) of Pennsylvania. This Agreement, in accordance with the Company’s bylaws, is intended to indemnify and advance Litigation Costs to an Indemnified Person to the fullest extent permitted by Pennsylvania law. As used herein, “to the fullest extent permitted by Pennsylvania law” means to the fullest extent permitted by Pennsylvania law as the same exists or hereafter may be amended, but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than such law permitted the Company to provide prior to such amendment.
     Section 3.4. Effect of Headings.
          The Introduction and Article and Section headings herein are for convenience only and shall not affect the construction hereof.
     Section 3.5. Notices.
          (a) Any notice, request or other communication hereunder to or on the Company or the Indemnified Person shall be in writing and delivered or sent by postage prepaid first-class mail, as follows: (i) if to the Company, addressed to Erie Indemnity Company, 100 Erie Insurance Place, Erie, Pennsylvania 16530, “Attention: Corporate Secretary;” and (ii) if to the Indemnified Person, addressed to the Indemnified Person at the address shown on the signature page hereof.
          (b) Either address referred to in the preceding subsection may be changed from time to time and shall be the most recent such address furnished in writing by the party whose address has changed to the other party in the manner specified in the preceding subsection.
     Section 3.6. Counterparts.
          This Agreement may be executed in any number of counterparts. Each counterpart of an agreement so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.
     Section 3.7. Subrogation.
          In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnified Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of those documents necessary to enable the Company effectively to bring suit to enforce such rights.
          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.

ERIE INDEMNITY COMPANY

By:
Name:
Title:

INDEMNIFIED PERSON

Name:
Address: